Press Release
For More Information, Call:

ELLEN M. DYLLA
INVESTOR RELATIONS	July 24, 2008
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE
QUARTER ENDED JUNE 30, 2008

ANGLETON, TX, JULY 24, 2008 – Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced sales of $682 million for the quarter ended June 30, 2008, compared to $756 million for the same quarter in the prior year. Second quarter net income was $22 million, or $0.33 per diluted share. In the comparable period of 2007, net income was $26 million, or $0.35 per diluted share.

Excluding amortization of intangibles and the impact of stock-based compensation costs, the Company would have reported net income of $24 million, or $0.35 per diluted share, in the second quarter of 2008. Excluding restructuring charges, integration costs, amortization of intangibles and the impact of stock-based compensation costs, the Company would have reported net income of $29 million, or $0.39 per diluted share, in the second quarter of 2007.

“Our focus in this environment is on strong operational execution and solid program bookings,” said Cary T. Fu, the Company’s Chief Executive Officer. “Operationally our execution was solid during the second quarter, although revenues were impacted by maturing programs declining at a more rapid pace than our new programs ramped, and by the impact of a soft macro environment. We believe this is a near-term challenge and that we are well positioned for growth, given the number of new programs that we have won.”

Second Quarter 2008 Financial Highlights

•	Operating margin for the second quarter was 3.4% on a GAAP basis and was 3.6%, excluding amortization of intangibles and the impact of stock-based compensation expense.
•	Cash flows provided by operating activities for the second quarter were approximately $2 million.
•	Cash, short-term and long-term investments balance was $344 million at June 30, 2008. Long-term investments consist of $55 million of auction rate securities.
•	Accounts receivable was $472 million at June 30, 2008; calculated days sales outstanding were 62 days.
•	Inventory was $393 million at June 30, 2008; inventory turns were 6.5 times.
•
Repurchases of common shares for the second quarter totaled $30 million. On July 21, 2008, the Company completed the repurchase of 6.8 million shares under the $125 million share repurchase program approved in July 2007.

PR July 24, 2008	Page 2

Third Quarter 2008 Outlook

Looking forward, sales for the third quarter of 2008 are expected to range from $650 million to $690 million. Diluted earnings per share for the third quarter, excluding amortization of intangibles and the impact of stock-based compensation expense, are expected to be between $0.32 and $0.37.

Non-GAAP Financial Measures
This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements
This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement that “we believe this is a near-term challenge and that we are well positioned for growth, given the number of new programs that we have won”, and our sales and earnings per share guidance for the third quarter of 2008, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions.

PR July 24, 2008	Page 3

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of the release, and Benchmark assumes no obligation to update any such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2007, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information
Benchmark Electronics, Inc. provides electronics manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 20 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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PR July 24, 2008	Page 4

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Income from operations (GAAP)	$22,918	$27,624	$44,411	$55,072
Stock-based compensation	1,260	1,184	2,048	1,812
Restructuring charges and integration costs	—	2,205	—	5,550
Amortization of intangibles	447	447	894	894

Non-GAAP income from operations	$24,625	$31,460	$47,353	$63,328

Net income (GAAP)	$22,432	$25,921	$45,051	$50,397
Stock-based compensation, net of tax	877	803	1,434	1,245
Restructuring charges and integration costs, net of tax	—	1,551	—	4,168
Amortization of intangibles, net of tax	285	292	570	614

Non-GAAP net income	$23,594	$28,567	$47,055	$56,424

Numerator for basic earnings per share - net income (GAAP)	$22,432	$25,921	$45,051	$50,397
Interest expense on convertible debt, net of tax	—	32	—	147

Numerator for diluted earnings per share (GAAP)	$22,432	$25,953	$45,051	$50,544

Earnings per share: (GAAP)
Basic	$0.33	$0.36	$0.66	$0.70
Diluted	$0.33	$0.35	$0.66	$0.69

Numerator for basic earnings per share - net income (Non-GAAP)	$23,594	$28,567	$47,055	$56,424
Interest expense on convertible debt, net of tax	—	32	—	147

Numerator for diluted earnings per share (Non-GAAP)	$23,594	$28,599	$47,055	$56,571

Earnings per share: (Non-GAAP)
Basic	$0.35	$0.39	$0.69	$0.78
Diluted	$0.35	$0.39	$0.69	$0.77

Weighted average shares used in calculating earnings per share:
Basic	67,541	72,540	68,436	71,991
Diluted	67,714	73,346	68,672	73,026

PR July 24, 2008	Page 5

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net sales	$682,416	$756,295	$1,366,725	$1,508,777
Cost of sales	636,389	701,800	1,275,483	1,399,794

Gross profit	46,027	54,495	91,242	108,983

Selling, general and administrative expenses	22,662	24,219	45,937	47,467
Amortization of intangibles	447	447	894	894
Restructuring charges and integration costs	—	2,205	—	5,550

Income from operations	22,918	27,624	44,411	55,072

Other income (expense):
Interest income	1,986	2,700	5,229	4,449
Interest expense	(359)	(564)	(724)	(1,375)
Other	709	887	2,337	853
Total other income, net	2,336	3,023	6,842	3,927

Income before income taxes	25,254	30,647	51,253	58,999

Income tax expense	2,822	4,726	6,202	8,602

Net income	$22,432	$25,921	$45,051	$50,397

Numerator for basic earnings per share - net income	$22,432	$25,921	$45,051	$50,397
Interest expense on convertible debt, net of tax	—	32	—	147
Numerator for diluted earnings per share	$22,432	$25,953	$45,051	$50,544

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	67,541	72,540	68,436	71,991
Incremental common shares attributable to exercise of outstanding equity instruments	173	806	236	1,035
Denominator for diluted earnings per share	67,714	73,346	68,672	73,026
Earnings per share:
Basic	$0.33	$0.36	$0.66	$0.70
Diluted	$0.33	$0.35	$0.66	$0.69

PR July 24, 2008	Page 6

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet
June 30, 2008
(Amounts in Thousands)
(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$288,015
Short-term investments	1,000
Accounts receivable, net	472,183
Inventories, net	393,020
Other current assets	58,818

Total current assets	1,213,036

Long-term investments	55,484
Property, plant and equipment, net	145,209
Other assets, net	27,337
Goodwill, net	285,125

Total assets	$1,726,191

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of long-term debt and capital lease obligations	$333
Accounts payable	339,715
Accrued liabilities	55,051

Total current liabilities	395,099

Long-term debt and capital lease obligations, less current installments	12,000
Other long-term liabilities	44,505
Shareholders’ equity	1,274,587

Total liabilities and shareholders’ equity	$1,726,191